As filed with the Securities and Exchange Commission on December 14, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EMERGENCY MEDICAL SERVICES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3738384
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6200 S. Syracuse Way	80111
Greenwood Village, Colorado	(Zip Code)
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-127115-01
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Class A Common Stock, par value $0.01 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the class A common stock, par value $0.01 per share (the “Class A Common Stock”), of the Registrant under the section captioned “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-127115), initially filed with the Securities and Exchange Commission on August 2, 2005, as subsequently amended by any amendments to such registration statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, is incorporated herein by reference.
Item 2. Exhibits.
     Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EMERGENCY MEDICAL SERVICES CORPORATION
Date: December 14, 2005

	By:	/s/ Todd G. Zimmerman

		Name:	Todd G. Zimmerman
		Title:	Secretary

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